Exhibit 10.8

EXHIBIT A

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

ALTERNUS FUNDCO LIMITED

CONVERTIBLE PROMISSORY NOTE

AS AMENDED AND RESTATED

Issue Date: March 8th, 2023 (First Tranche) & March 30th, 2023 (Second Tranche) & April 19th, 2023 (Third Tranche)	Principal Amount:
Maturity Date: April 19th, 2024 (as possibly extended as per section 2b below)	for the First Tranche & the Second Tranche & the Third Tranche Purchase Price Amount:	€ € € €	250,000.00 250,000.00 350,000.00 850,000.00

This Amended and Restated Note is to modify certain terms and conditions to that certain Convertible Promissory Note issued on March 8, 2023 and on March 30, 2023 in the principal amount of €250,000.00 each from Alternus FundCo Limited, an Irish corporation (the “Company”) to Wissam Anastas (the “Payee” or “Holder”).

THIS CONVERTIBLE PROMISSORY NOTE is one of a series of duly authorized and validly issued Notes of Alternus FundCo Limited, an Irish corporation (the “Company”), (this “Note” and, collectively with the other notes of such series, the “Notes”). Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Subscription Agreement or the Investor Rights Agreement.

FOR VALUE RECEIVED, the Company, promises to pay to the order of Wissam Anastas (the "Payee" or “Holder”), at the office of the Payee or at such other place as Payee may designate in writing, the principal sum of Eight Hundred Fifty Thousand Euro (€850,000.00) (the "Principal Amount") on the terms set forth below. Commencing on the Issuance Date (as defined above), fourteen percent (14%) interest per annum shall accrue and be payable as set forth below All payments hereunder shall be made in Euro currency and without setoff, deduction or counterclaim.

1. Definitions.

The following terms shall have the meanings herein specified:

"ALT Shares” means the ordinary shares, par value €0.01 per share, of Alternus Energy Group Plc.

“Common Stock” means the common stock, par value US$0.0001 per share, of Clean Energy Acquisitions Corp. (“CLIN”).

“De-SPAC of CLIN” means the acquisition by or merger with CLIN of a target company in as envisaged in CLIN’s SPAC documentation or as otherwise decided by CLIN and/or its shareholders.

"Holder" means the Payee, and each endorsee, pledgee, assignee, owner and holder of this Note, as such; and any consent, waiver or agreement in writing by the then Holder with respect to any matter or thing in connection with this Note, whether altering any provision hereof or otherwise, shall bind all subsequent Holders. Notwithstanding the foregoing, the Company may treat the registered holder of this Note as the Holder for all purposes.

“Investor Majority” means the holders of 60% of the nominal amount of the Notes outstanding, from time to time and at any time.

"Person" means an individual, trust, partnership, firm, association, corporation or other organization or a government or governmental authority.

“Step In” means, in relation with any and all of the Italian SPV’s, the right for Holder, by sending a written step-in notice signed by the Investor Majority to the Company, to exercise, to the fullest extent permitted under the applicable law, in the place and stead of the shareholders and/or management of each of the Italian SPVs, any and all rights and remedies of Provider under this Agreement in accordance with the terms of this Agreement.

“Step In Period” means the longer of (i) one year from the Step In being effective and (ii) the Holder having recovered through the Step In all of outstanding Principal and accrued interest under this Note.

“RTB” means, with respect to each solar power plant project of each Italian SPV:

“RtB” means when all the following cumulative conditions are met:

(i)            all the land agreements securing the title to establish land rights on the power plant project land have been executed in notarial form by the Italian SPV owning such project and have been duly registered (trascritti) with the competent land registries, provided that the relevant lands shall be free of any encumbrance;

(ii)           all the authorisations required to develop, construct and operate the relevant power plant project and its interconnection facilities have been duly obtained by the relevant Italian SPV, are effective and not subject to any conditions precedent, so that the Italian SPV may start construction works of the power plant project; and

(iii)          the 60/120-day statutory terms to challenge the relevant authorisations before the competent Court and the President of the Italian Republic (starting from the publication of the relevant authorisations on the relevant Official Bulletin – Bollettino Ufficiale Regionale) have expired without any deed of challenge being filed or, if any deed of challenge has been filed, such challenge has been settled by means of a non-challengeable judgement (sentenza passata in giudicato) in favour of the relevant Italian SPV or the relevant action has been waived (rinuncia all'azione) by any and all the entitled person(s) (including any authority).

Words of one gender include the other gender; the singular includes the plural; and the plural includes the singular, unless the context otherwise requires.

2. Payment of this Note - Principal and Interest.

(a)            Interest. The outstanding principal amount of this Note shall bear interest at a rate of fourteen percent (14%) per annum commencing on the Issuance Date (for the First Tranche, Second Tranche and Third Tranche, respectively) and accrue semi-annually until the Maturity Date (as defined above). Such interest will be based on a 365-day year and calculated with interest computed semi-annually based on the actual number of days elapsed. All accrued interest shall be due and payable on the Maturity Date.

(b)            Payment at Maturity Deadline. The Principal Amount and all accrued interest shall be due and payable on the Maturity Date, and at any time thereafter the Holder may proceed to collect such principal and accrued interest. The Maturity Date shall be automatically extended for one year unless the Investor Majority objects in writing by sending notice of the same to the Company at least two months prior to the initial Maturity Date.

(c)            Conversion Privilege. The Holder shall have the right at any time ninety (90) days after the De-SPAC of CLIN, and until (i) the Maturity Date and until (ii) this Note is fully paid (such period the “Conversion Period”), to convert all or part of the outstanding and unpaid portion of this Note (including the Principal Amount and all accrued interest) (the “Conversion”) at the election of the Holder (the date of giving of such notice of conversion being a "Conversion Date") into fully paid and non-assessable shares of the Common Stock (such shares, the “Conversion Shares”), for the Principal Amount and all accrued interest into one million three hundred twenty thousand (1,320,000) Conversion Shares. The Holder may exercise its conversion right by sending at any time during the Conversion Period one or several Conversion notices, each to convert a third of the Principal (and corresponding interests) into Four Hundred Forty Thousand (440,000) Conversion Shares. For the purpose of calculating repaid and outstanding interests in relation thereof, Conversion shall at all time deemed to have been made from the outstanding part of the Principal (and corresponding interests) which has been drawn down earliest, in line with a first in first out principle.

If the De-SPAC of CLIN has not taken place by the Maturity Date, the Holder shall have the right on the Maturity Date and at any time ninety (90) days thereafter and until this Note is fully paid, to convert all of the outstanding and unpaid portion of this Note, including the Principal Amount and all accrued interest, at the election of the Holder into fully paid and non-assessable ALT Shares at the conversion price per share equal to 9 NOK. Upon delivery to the Company of a completed ALT Notice of Conversion, a form of which is attached hereto as Annex B, Company shall issue and deliver to the Holder that number of ALT Shares for this Note converted in accordance with the foregoing within 5 business days.

(e)           Notwithstanding anything to the contrary contained herein, the number of Conversion Shares that may be acquired by the Holder upon conversion of this Note (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the 1934 Act, does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder.

(f)            Piggyback Registration Rights

Pursuant to the Investor Rights Agreement by and among CLIN, Alternus Energy Group PLC (the Company’s parent company) and Sponsor dated October 12, 2022 (the “IRA”), CLIN is obligated to register its equity securities under a Shelf Registration Statement (as defined in the IRA) within forty-five (45) days of the Closing Date of the de-SPAC (as defined in the IRA), and the Company shall:

(i) promptly (but in no event less than ten (10) Business Days before the anticipated filing date of the relevant Registration Statement) give to each Holder confidential written notice of such proposed filing (the “Piggyback Registration Notice”), such Piggyback Registration Notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution and the name of the proposed Underwriter(s), if any, in such offering and (B) offer to the Holder of this Note the opportunity to register the sale of such number of Common Stock as such Holder may request in writing within five (5) days after receipt of the Piggyback Registration Notice; and

(ii) include in such Registration (and any related qualification under state securities laws or other similar compliance), and in any Underwritten Offering involved therein, all the Common Stock specified in a written request or requests made within five (5) days after receipt of a Piggyback Registration Notice by the Holder.

3. Security. This Note and the obligations of the Company hereunder shall at all times be secured by a parent company guarantee provided by Alternus Energy Group Plc in a form reasonably satisfactory to Holder and, if so required, to Company undertakes to assign to the direct owners of the Italian SPVs all or part of the funds provided by the Holder herein. Additionally, this Note and the obligations of the Company hereunder shall at all times be secured by a pledge over the participation (quota ownership) in a form reasonably satisfactory to Holder (each an “Italian Share Pledge”) in Risorse Solari I S.r.l. (the entity that owns the Mottola project), Risorse Solari III S.r.l. (the entity that owns the Monteiasi project), AED Italia-01 S.r.l. (the entity that owns the Caprarica project) and PC-Italia-03 S.r.l. (the entity that owns the Santa Vittoria project) (each an “Italian SPV”). If any one or more of these projects fail to reach ready to build (RTB) status by 31, March 2024, and this Note is still outstanding, then the Company shall immediately replace that Italian SPV with another Italian SPV that has a project that is, or is about to, reach RTB, subject to the Investor Majority’s refusal within two working days after being provided with reasonably detailed information (to be supported by available documentation) on the status of the project(s) held by the new SPV.

Upon breach of one of more covenants and obligations set out in this Agreement (not limited to the representation and warranties section) the Holder, is entitled, subject to a written notice to the relevant guarantor/pledgor, to enforce the Parent Company Guarantee as well as any and all of the Italian Share Pledges.

All security (the Parent Company Guarantee and any and all Italian pledges shall be terminated and released by the Holder immediately after this Note is fully repaid or converted.

4. Representations and Warranties

The Company hereby represents and warrants to the Holder, while this Note is outstanding, that:

(a)	it is duly incorporated and validly existing under the laws of the country of its incorporation;

(b)	all necessary actions have been taken and conditions satisfied in order to enable it to enter into, perform and comply with its obligations pursuant to this Instrument and those obligations are valid, binding and enforceable upon it;

(c)	its entry into and performance of or compliance with its obligations pursuant to this Instrument does not violate or exceed any power granted under its Constitution;

(d)	The four Italian SPVs are wholly owned subsidiaries of AEG MH 02 Limited, which is ultimately wholly owned by the parent company, Alternus Energy Group Plc.

(e)	Save as otherwise agreed in this Note and as otherwise provided and disclosed to the Holder, the Italian SPVs’ shares and assets are and shall remain free of any surety or encumbrances.

(f)	Save as otherwise provided under this Note and to the other holders pursuant to these Notes, or as otherwise provided and disclosed to the Holder, the Company shall procure that none of the Italian SPVs shall incur, create or assume any indebtedness. Any additional indebtedness incurred, created or assumed by the Company shall expressly exclude the Italian SPVs.

(g)	Neither the Company nor Altnua nor any of the Italian SPVs shall dissolve, liquidate or wind up its affairs or sell substantially all of its assets.

(h)	Alternus Energy Group Plc has the full right and authority to assign the Italian Share Pledges at any time, including during an event of default as that term is defined in the Solis Bond terms.

(i)	It has, and that all relevant bodies have, all the authority to constitute the Parent Company Guarantee, the Italian Share Pledge, the call and step in rights as described in Section 6 hereunder and that all relevant companies have a valid corporate benefit and interest and guarantees, the existence of a corporate benefit and interest in doing so, and that such obligations and all other obligations undertaken herein to the benefit of the Holder are valid and enforceable.

(j)	Each holder of the Company’s Notes issued and outstanding at any point in time shall rank pari passu, equally and rateably, without discrimination or preference among themselves and as secured obligations of the Company, pursuant to the Italian Share Pledges.

5. Most Favored Nation.

If, while this Note is outstanding, the Company issues other indebtedness of the Company convertible, exchangeable or exercisable into the Common Stock with terms that are different than the terms herein (“Other Debt”), then the Company will provide the Holder with written notice thereof, together with a copy of all other documentation relating to such Other Debt. The Company will provide such notice to Holder promptly following the issuance of such Other Debt. In the event Holder determines that the terms of the Other Debt are preferable to the terms of this Note, Holder will notify the Company in writing within five (5) days following Holder’s receipt of such notice from the Company. Promptly after receipt of such written notice from Holder, but in any event within thirty (30) days, the Company will amend and restate this Note to be substantially identical to a promissory note evidencing the Other Debt, including the Note Balance and accrued interest.

6. Events of Default.

Events

The existence of any of the following conditions shall constitute an Event of Default:

(a)            Nonpayment of the Note at the Maturity Date, if such breach remains unpaid and uncured for a period of thirty (30) business days.

(b)            The Company or Altnua is unable or admits inability to pay its debts as they fall due, or is deemed to, or is declared to, be unable to pay its debts under applicable law.

(c)           Commencement of proceedings under any bankruptcy or insolvency law or other law for the reorganization, arrangement, composition or similar relief or aid of debtors or creditors if such proceeding remains undismissed and unstayed for a period of sixty (60) days following notice to the Company by the Holder.

(d)            If the Company or Altnua shall dissolve, liquidate or wind up its affairs or sell substantially all of its assets.

(e)             Any invalidity or unenforceability of the Parent Company Guarantee, the Italian Share Pledge, the call and step in rights as described in Section 6 hereunder.

(f)            Any breach of the representations, warranties and undertakings given herein by the Company (not to be limited to the representation and warranties section).

The Company shall immediately inform the Holder of (i) the occurrence of any Event of Default and (ii) as soon as the Company becomes aware of it, the risk of occurrence of the same.

Call

Upon the occurrence of an Event of Default under this Section, the Holders, by way of written notice signed by the Investor Majority, shall have the right, at the election of the Investor Majority, and the Company shall procure (including by initiating immediately from the date hereof any corporate action necessary to prepare all required documentation in a form reasonably acceptable to Holder and, if so required, to assign to the direct owners of the Italian SPVs all or part of the funds provided by the Holder herein) that this right if exercised is enforced, to convert all of the outstanding and unpaid portion of this Note, including the Principal Amount and all accrued interest, into a maximum total (for all debt holders, on a pro rata basis) of 50% of the fully paid and non-assessable quotas of one or several of the Italian SPVs of Investor Majority’s choice (the “Italian SPV Ownership Conversion Date”) by providing written notice to the Company. The relevant Italian SPV quotas shall be valued at book value at the Italian SPV Ownership Conversion Date. Alternus or one of its affiliate companies shall have the right at any time thereafter to buy back the Italian SPV shareholding at 200% of the higher of the (i) euro amount converted by the Holder pursuant to this provision, or (ii) the fair market value of the applicable Italian SPV at the Italian SPV Ownership Conversion Date.

Step In

During the occurrence and continuance of any Event of Default, and in addition to any other rights Holder may have hereunder or at law or in equity, Holder shall also have the right, but not the obligation, by way of written notice signed by the Investor Majority, and the Company shall procure (including by initiating immediately from the date hereof any corporate action necessary to prepare all required documentation in a form reasonably acceptable to Holder and, if so required, to assign to the Italian SPVs all or part of the funds provided by the Holder herein) that this right if exercised is enforced, to Step In for the Step In Period and in particular to:

-	take over the management of the Italian SPVs and to
-	take all decisions and actions it deems necessary in relation with the Italian SPVs, including restructuring the SPVs and/or organizing the sale of its assets.

Company shall and shall procure that its affiliate cooperate(s) with the Holder and provide(s) all reasonable assistance to Holder to give effect to the Step In right. At any time after exercising the Step-In right, Holder may, at its sole discretion, issue a written step out notice signed by the Investor Majority to Company relinquishing its Step In right and the date on which such relinquishment shall be effective.

Notwithstanding the foregoing, nothing set forth in this Section shall excuse Company of its obligations to remedy its default and perform its obligations hereunder.

Security

If, for any reason, be it legal or factual, the rights herein (call & step-in sections) may not be exercised and/or enforced, or not be timely exercised and/or enforced, the Holder shall have a claim against the Company corresponding to the loss of value resulting for the Holder from the non-exercise or non-timely exercise of such right, such claim to in any event be covered by the Security referred to under Section 3 above and in particular by the Italian Share Pledge.

Upon the occurrence of an Event of Default under this Section, the Holder, is entitled, subject to a written notice to the relevant guarantor/pledgor, to enforce the Parent Company Guarantee as well as any and all of the Italian Share Pledges.

7. Information Rights.

The Company shall furnish the following information to the Holder:

(a)	unaudited financial statements including a balance sheet and profit and loss account in respect of each financial quarter of Altnua forthwith upon the consolidated information of the Alternus group becoming publicly available and in any event not later than the expiration of 45 days after the end of the financial quarter to which the profit and loss account in question relates;

(b)   information about the status of each of the projects owned by the Italian SPVs, to be provided on a monthly basis within 10 business days of the end of each month.

The Company shall use its reasonable best efforts to provide an opinion of counsel on behalf of the Company and each other party to any of the loan documents, in form and substance reasonably satisfactory to the Holder.

8. Reorganization, Reclassification, Consolidation, Merger or Sale. If any reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected, appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof shall thereafter be applicable to the surviving corporation. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the surviving corporation (if other than the Company) resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument, executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such assets as, in accordance with the foregoing provisions, such Holder may be entitled to receive.

If the shares of the Company are subdivided or combined into a greater or smaller number of shares, or if a dividend is paid in shares of the Company, the shares of the Company shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of the Company outstanding immediately after such event bears to the total number of shares of the Company outstanding immediately prior to such event.

9. Transfer. Transfer of this Note shall be subject to prior delivery by the proposed transferee to the Company of an opinion of counsel that such transfer is in compliance with all U.S. federal and all other applicable laws. In order to transfer this Note, the Holder, or its duly authorized attorney, shall surrender this Note at the office of the Company pursuant to Section 14 herein, accompanied by an assignment duly executed by the Holder hereof.

10. Loss or Mutilation of Note. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, together with an indemnity reasonably satisfactory to the Company, in the case of loss, theft, or destruction, or the surrender and cancellation of this Note, in the case of mutilation, the Company shall execute and deliver to the Holder a new Note of like tenor and denomination as this Note.

11. Holder not Shareholder. This Note does not confer upon the Holder any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the conversion hereof.

12. Waivers. The failure of Holder to enforce at any time any of the provisions of this Note shall not, absent an express written waiver signed by Holder specifying the provision being waived, be construed to be a waiver of any such provision, nor in any way to affect the validity of this Note or any part hereof or the right of Holder thereafter to enforce each and every such provision. No waiver of any breach of this Note shall be held to be a waiver of any other or subsequent breach. The Company waives presentment, demand, notice of dishonor, protest and notice of nonpayment and protest.

13. Taxes. The Company agrees that it will pay, when due and payable, any and all stamp, original issue or similar taxes which may be payable in respect of the issue of this Note. The Company shall not be required to pay any stamp, original issue or similar tax which may be payable in respect of any transfer involved in the transfer and delivery of this Note to a person other than of the Payee.

14. Notices. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile or electronic transmission (receipt confirmed electronically) to such party (or, in the case of an entity, to an executive officer of such party) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to Payee to:

Wissam Anastas

Address: 26 Aberdeen Court, W9 1AF, London, UK

Email: Wissam.anastas@giracap.com

if to the Company to:

Vincent Browne, Director

Alternus Fundco Limited

Address: Suite 9/10, Plaza 212, Blanchardstown Corporate Park 2,

Dublin 15, D15 R504

Email: vb@alternusenergy.com

Any party may change the above specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile or email, provided that any such facsimile or email is received during regular business hours at the recipient's location) or on the day shown on the return receipt (if delivered by mail or delivery service).

15. Headings. The titles and headings to the Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Note. This Note shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Note to be drafted.

16. Applicable Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of Ireland and the parties agree that the Irish courts are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement or its subject matter or formation and accordingly that any suit, action or proceedings so arising may be brought in such courts, and each of the Borrower, Arranger and the Lender hereby irrevocably submits to the exclusive jurisdiction of the courts of Ireland. The Company and the Lender shall co-operate in good faith and exercise all reasonable efforts to implement and effect the terms of this Note. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity the Agreement itself but the Parties shall amend the agreement to the extent necessary to make it enforceable while preserving the economic balance existing prior to the relevant provision having been held invalid, illegal or unenforceable.

17. Survival Of Representations And Warranties; Attorneys Fee. This Note shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. If this Note is not paid when due or if the Company breaches any provisions of this Note, in addition to all other amounts due herein, the Company promises to pay all costs of collection and all reasonable attorney fees and court costs incurred by Holder.

18. Assignment. This Note may not be assigned by either party hereto without the prior written consent of the other (except that the Company may without the prior written consent of the Holder assign this Note in the event of a merger, acquisition, reorganization or the sale of all or substantially all of its assets to another corporation to the surviving entity of such merger, acquisition, reorganization or sale).

19. Investor Majority.

Where any provisions of this Note requires a consent, waiver, notice or other action from or on behalf of an Investor Majority such consent, waiver, notice or other action may be given in writing by any Holder, or such Holders, as individually, or between them, hold such number of Notes as constitutes an Investor Majority.

******** Signature Page Follows *********

IN WITNESS WHEREOF, Alternus Fundco Limited has caused this Convertible Promissory Note to be signed in its name by the signature of its duly authorized representative.

SIGNED AND DELIVERED as a Deed
for and on behalf of ALTERNUS FUNDCO LIMITED
by its lawfully appointed attorney Vincent Browne
in the presence of:

/s/ David Farrell
(Witness' Signature)	/s/ Vincent Browne
(Signature of Attorney)
David Farrell	ALTERNUS FUNDCO LIMITED
(Witness' Name)

Cross, Ardagh, Co. Langford, N39 RR66
(Witness' Address)

Chief Commercial Officer
(Witness' Occupation)

Annex A

NOTICE OF CONVERSION

TO:

The undersigned hereby irrevocably elects to convert €____ of the Principal Amount and €____ of accrued interest of the Note dated _________________, 2023 into Shares of Common Stock of CLIN, according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:

Signature:

Name:

Address:

Amount to be converted:	€

Number of shares to be issued:

Please issue the shares to:

Address to:

Authorized Signature:

Name:

Title:

Phone Number:

Annex B

NOTICE OF CONVERSION

TO:

The undersigned hereby irrevocably elects to convert €__________ of the Principal Amount and €____________ of accrued interest of the Note dated _________________, 2023 into ALT Shares, according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:

Signature:

Name:

Address:

Amount to be converted:	€

Amount of Note unconverted:	€

Conversion Price per share:	US$

Number of shares to be issued:

Please issue the shares to:

Address to:

Authorized Signature:

Name:

Title:

Phone Number: